EXHIBIT 4

PAR VALUE $.001
                                                    CERTIFICATE   NUMBER                              NUMBER OF SHARES

CHINA WORLD TRADE CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK                                                                                                                    CUSIP NUMBER

This certifies that ________________________ is the owner of ____________________ Fully Paid and Non-Assessable Shares of Common Stock Par Value $.001 Per Share, of China World Trade Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Date

[CORPORATE SEAL]

____________________________           ____________________________
President                                                                                                                                                          Secretary

COUNTERSIGNED:

____________________________
Transfer Agent and Registrar

Attest:_______________________
Authorized Signature

(REVERSE SIDE OF CERTIFICATE)

CHINA WORLD TRADE CORPORATION

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares or each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of other series.